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                  GLOBAL GEOLOGICAL SERVICES, INC
                       1315 Arborlynn Drive
                 North Vancouver, British Columbia
                              Canada



COMMODORE MINERALS, INC.
Suite 414, 1859 Spyglass Place
Vancouver, British Columbia
Canada

                CONSENT OF GEOLOGICAL CONSULTANT
                --------------------------------

Global Geological Services, Inc. hereby consents to the inclusion and reference of its report dated November 22, 2000 entitled "Geological Report on the Clisbako Gold Property, British Columbia" in Form SB-2 Registration Statement filed by Commodore Minerals, Inc. with the United States Securities and Exchange Commission.

Dated the 20th of February, 2001.

GLOBAL GEOLOGICAL SERVICES, INC.

/s/ Geoffrey Goodall
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Geoffrey Goodall, B.Sc., P.Geo.,